UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2005

STRESSGEN BIOTECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Yukon	333-12570	None
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

350-4243 Glanford Avenue Victoria, British Columbia V8Z 4B9 Parent of Stressgen Biotechnologies, Inc. 6055 Lusk Boulevard, San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code :	(250) 744-2811 (858) 202-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)           Asset Purchase Agreement

On April 13, 2005, Stressgen Biotechnologies Corporation (the “Company”), a Yukon Territories corporation, entered into a definitive agreement to sell its bioreagents business to Stressgen Bioreagents Corporation, a newly formed Delaware corporation funded by Ampersand Ventures, for approximately C$8.0 million (the “Transaction”).  The Transaction is expected to close in the next thirty days.  As part of the agreement, the Company will provide transitional administrative services, which will provide the Company with additional revenue.  Twenty-six of the Company’s 103 employees will join the new bioreagents company.  A copy of the press release announcing the Transaction and a copy of the Asset Purchase Agreement describing the Transaction are attached as Exhibits 99.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

(b)           Letter Agreement

On April 12, 2005, the Company and its U.S. subsidiary, Stressgen Biotechnologies, Inc. (the Company and Stressgen Biotechnologies, Inc. hereinafter referred to collectively as “Stressgen”) entered into a letter agreement with Daniel Korpolinski (the “Letter Agreement”).  Pursuant to the Letter Agreement, Mr. Korpolinski will receive: (i) a lump sum payment of US$672,400 in lieu of the salary continuance provided for in paragraph 4.2 of his Employment Agreement; (ii) US$48,817 representing his accrued but unused vacation pay; and (iii) US$9,900 representing reimbursement of any supplemental life insurance premiums he potentially would have incurred during the 18 month severance period as contemplated in section 4.2 of his Employment Agreement.  Additionally, Stressgen will pay the premiums required to continue Mr. Korpolinski’s medical, dental and vision coverage for an 18 month period commencing April 14, 2005, under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) provided that he elects to continue and remain eligible for these benefits under COBRA.  Finally, Stressgen will allow Mr. Korpolinski to continue to reside in its corporate condominium in San Diego, California until the current lease for that condominium expires in August 2005.  In exchange for the consideration set out above, Mr. Korpolinski: (i) agreed to provide consulting services to Stressgen, in accordance with the terms and conditions set out in the Consulting Services Agreement between Stressgen and Mr. Korpolinski; (ii) confirmed that he remains bound by the obligations set out in sections 7,8,9,10 and 11 of the Employment Agreement and acknowledged that those terms and conditions survive the termination of his employment with Stressgen; (iii) agreed to cancel all stock options granted to him; and (iv) executed a Confidential General Release of All Claims, whereby he released all claims he may have against Stressgen.  A copy of the Letter Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On April 12, 2005, the employment agreement dated September 1, 2004, entered into by and between Daniel Korpolinski and Stressgen (the “Employment Agreement”) was terminated.  The Employment Agreement is incorporated herein by reference to the Company’s Form 10-Q for the quarter ended September 30, 2004, as filed with the Commission on October 18, 2004.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)           On April 12, 2005, Daniel Korpolinski resigned from his position as President and Chief Executive Officer of the Company.  Mr. Korpolinski will continue to serve on the Board of Directors of the Company.  A copy of the press release announcing Mr. Korpolinski’s resignation is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

(b)           On April 12, 2005, the board of directors of the Company appointed Gregory M. McKee as the Company’s President and Chief Executive Officer and elected Mr. McKee to serve as a member of the board of directors of the Company.  Mr. McKee was formerly the Company’s Chief Financial Officer and Vice President of Corporate Development.

Mr. McKee brings over fifteen years of biotechnology industry, finance and management experience to the Company.  Before Stressgen, Mr. McKee served as Senior Director, Corporate Development for Valentis, Inc., a San Francisco-based gene delivery company where he was responsible for business development, marketing, and investor/public relations.  In his capacity at Valentis, Mr. McKee concluded several meaningful business transactions.  Mr. McKee’s experience also includes several management positions at Genzyme Corporation including Director – Asia where he had responsibility for Genzyme’s Singapore-based operations launching Cerezyme® and Seprafilm® into several countries in the region.  In addition, Mr. McKee held positions in business development and marketing within the International and Diagnostics divisions at Genzyme’s Cambridge, Massachusetts headquarters.  Prior to entering the biotechnology industry, Mr. McKee lived and worked overseas for seven years as an investment banker and aide to the former Minister of Foreign Affairs of Japan.  Mr. McKee earned an MBA and M.A. from The Wharton School and The Joseph H. Lauder Institute at the University of Pennsylvania and holds a B.A. in Economics from the University of Washington.

The terms of Mr. McKee’s new employment as President, Chief Executive Officer and member of the board of directors of the Company have not yet been established.  Until such terms have been established and agreed to by Mr. McKee and the Company, Mr. McKee will continue to be compensated pursuant to his previously entered into employment agreement dated June 9, 2003, as amended (the “McKee Employment Agreement”).  In 2004, Mr. McKee received a base salary of US$223,502.  Pursuant to the McKee Employment Agreement, Mr. McKee is eligible for an annual bonus of up to 25% of his base salary, depending upon the achievement of corporate goals and the measure of his individual performance.  In the event that Mr. McKee is terminated without cause, he is entitled to twelve months of severance payments.  Mr. McKee is also entitled to severance payments equal to twelve months base salary in the event of a termination or constructive termination within two years after a change in control.  Mr. McKee’s stock option agreements under the 2001 Plan provide that the vesting and exercisability of his options will accelerate in full in the event his employment is involuntarily terminated without cause or voluntarily terminated for specified reasons within 24 months after a specified change in control.  As of the March 31, 2005 pay period, Mr. McKee’s annual salary was increased to US$250,000.  A copy of the press release announcing Mr. McKee’s appointment as President and Chief Executive Officer of the Company is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On April 12, 2005, the Company elected to withdraw the amended and restated preliminary prospectus dated February 24, 2005 (the “Preliminary Prospectus”), in connection with a proposed offering of common shares in Canada.  A copy of the press release announcing the withdrawal of the Preliminary Prospectus is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01(c) Exhibits.

The following exhibit is furnished as part of this report:

Number	Description

10.1	Asset Purchase Agreement dated April 13, 2005

10.2	Letter Agreement dated April 12, 2005

99.1	Press release dated April 13, 2005 (Stressgen announces sale of bioreagents business for approximately C$8.0 million and withdraws preliminary prospectus for offering of common shares)

99.2	Press release dated April 13, 2005 (Stressgen announces appointment of new President and Chief Executive Officer)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stressgen Biotechnologies Corporation

Date: April 18, 2005	By:	/s/ Gregory M. McKee
Gregory M. McKee President and Chief Executive Officer

Exhibit Index

Number	Description

10.1	Asset Purchase Agreement dated April 13, 2005

10.2	Letter Agreement dated April 12, 2005

99.1	Press release dated April 13, 2005 (Stressgen announces sale of bioreagents business for approximately C$8.0 million and withdraws preliminary prospectus for offering of common shares)

99.2	Press release dated April 13, 2005 (Stressgen announces appointment of new President and Chief Executive Officer)